                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                              (Amendment No. ___)

Filed by Registrant [ X ]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:
         [ ] Preliminary Proxy Statement
         [ ] Confidential, for Use of the Commission Only (as permitted by Rule
             14a-6(e)(2))
         [X] Definitive Proxy Statement
         [ ] Definitive Additional Materials
         [ ] Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

INSTEEL INDUSTRIES, INC.
-------------------------------------------------------------------------------
(Name of Registrant as specified in its charter)

-------------------------------------------------------------------------------
(Name of person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
         [X] No Fee Required
         [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
             0-11.

(1)      Title of class of securities to which transaction applies:  _____
(2)      Aggregate number of securities to which transaction applies:_____
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule
         0-11:_____
(4)      Proposed maximum aggregate value of transaction:_____
(5)      Total fee paid: _________
[ ]      Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)      Amount Previously Paid: _____
(2)      Form, Schedule or Registration Statement No.:_____
(3)      Filing Party:_____
(4)      Date Filed:_____

                            INSTEEL INDUSTRIES, INC.
                                1373 Boggs Drive
                        Mount Airy, North Carolina 27030


                             ----------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                February 3, 1998

                               ------------------



         The Annual Meeting of Shareholders of Insteel Industries, Inc., will be held on Tuesday, February 3, 1998, at 10:00 A.M., at the Insteel Industries, Inc., Corporate Office, 1373 Boggs Drive, Mount Airy, North Carolina, for the following purposes:

1. To elect three directors of the Company for a three-year term as set forth in the accompanying Proxy Statement.
2. To approve issuance of shares of the Company's Common Stock to certain employees of the Company as partial payment of bonuses under the Company's Return on Capital Incentive Compensation Plan.
3. To approve issuance of shares of the Company's Common Stock to nonemployee directors as partial payment of their annual retainer fee under the Company's Director Compensation Plan.
4.       To transact such other business as may be brought before the meeting.

         Shareholders of record at the close of business on December 2, 1997, are entitled to notice of and to vote at the meeting.


                                             By Order of the Board of Directors


                                             Gary D. Kniskern
                                             Secretary

Mount Airy, North Carolina
December 18, 1997

IF YOU DO NOT INTEND TO BE PRESENT AT THE MEETING, PLEASE SIGN, DATE AND RETURN THE ACCOMPANYING PROXY PROMPTLY, SO THAT YOUR SHARES OF COMMON STOCK MAY BE REPRESENTED AND VOTED AT THE MEETING. A RETURN ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.

                            INSTEEL INDUSTRIES, INC.
                                1373 Boggs Drive
                        Mount Airy, North Carolina 27030

                             ----------------------

                                PROXY STATEMENT

                             ----------------------


                  This Proxy Statement is first being sent to shareholders on or about December 18, 1997, in connection with the solicitation of Proxies for use at the Annual Meeting of Shareholders of Insteel Industries, Inc. (the "Company"), to be held on Tuesday, February 3, 1998, and at any adjournment thereof.

                  If no choice is specified, the accompanying Proxy will be voted in favor of the three nominees named below to serve as directors of the Company and in favor of Proposals 2 and 3 regarding the issuance of Common Stock pursuant to certain plans of the Company. The nominees are presently serving as directors of the Company.

                             ELECTION OF DIRECTORS

                  The Company's Bylaws provide that the number of directors, as determined from time to time by the Board of Directors, shall be not less than nine nor more than fifteen. The Board of Directors has fixed the number of directors at nine. The Bylaws further provide that directors shall be divided into three classes serving staggered three-year terms, with each class to be as nearly equal in number as possible.

                  The Board of Directors has nominated the persons named below to serve a three-year term expiring at the 2001 Annual Meeting of Shareholders or until their successors are elected and qualify. Other directors will continue in office as indicated. Assuming the election of the three directors nominated herein, there will be two vacancies on the Board for directors whose terms expire in 1999. The Board of Directors will fill those vacancies at such time as it can identify qualified nominees.

                  It is not contemplated that any of the nominees will be unable or unwilling for good cause to serve; but, if that should occur, it is the intention of the agents named in the Proxy to vote for election of such other person or persons to the office of director as the Board of Directors may recommend.

NOMINEES TO SERVE UNTIL THE ANNUAL MEETING OF SHAREHOLDERS IN 2001:

         Howard O. Woltz, Jr., 72, has been employed by the Company and its predecessors in various capacities for more than 40 years and has been a director and Chairman of the Board since 1958 and was President from 1958 to 1968 and from 1974 to 1989. A licensed attorney, Mr. Woltz also served as a Vice President (1950-1988), General Counsel (1951-1988) and a director (1951-1988) of Quality Mills, Inc., which, until its acquisition on December 6, 1988, by Russell Corporation, was a publicly held corporation engaged in the business of manufacturing and marketing knit wearing apparel and fabrics.

         C. Richard Vaughn, 58, a director of the Company since 1991, has been employed since 1967 by John S. Clark Company, Inc., a general building contracting company. Mr. Vaughn served as Vice President of John S. Clark from 1967-1970, President from 1970-1988 and Chairman of the Board and CEO from 1988 to the present. He also is Chairman of Riverside Building Supply, Inc. Mr. Vaughn serves as Chairman of the Executive Compensation Committee of the Company's Board of Directors.

         Louis E. Hannen, 59, a director of the Company since 1995, served Wheat, First Securities, Inc., in Richmond, Virginia, in various capacities from 1975 until his retirement in December of 1993 at which time he was Senior Vice President. Mr. Hannen had 30 years of experience in the securities analysis and research field, starting with the U.S. Securities and

Exchange Commission in 1963. Mr. Hannen then worked for Craigie and Company in Richmond (1965-1970) and Legg Mason Wood Walker, Inc. in Baltimore (1970-1975) before joining Wheat, First Securities. Mr. Hannen serves as Chairman of the Audit Committee of the Company's Board of Directors.

DIRECTORS WHOSE TERMS EXPIRE AT THE ANNUAL MEETING OF SHAREHOLDERS IN 2000:

         H. O. Woltz III, 41, a son of Howard O. Woltz, Jr., and a nephew of John E. Woltz, has been employed by the Company and its subsidiaries in various capacities since 1978, and has been a director of the Company since 1986. From 1981 until August 1989, he served as President of Rappahannock Wire Company, a subsidiary of the Company. He served as Vice President of the Company from September 1988 to August 1989, when he was elected President and Chief Operating Officer. He was elected Chief Executive Officer in February 1991. Mr. Woltz also serves as President of Insteel Wire Products Company, the Company's operating subsidiary.

         Frances H. Johnson, 77, has been a director of the Company since 1982. She and members of her family have been investors in and have served as directors of the Company and its predecessors since 1958. She and members of her family own and manage Johnson Concrete Company, Salisbury, North Carolina (a manufacturer of concrete block and pipe), of which she is President; Carolina Stalite Company (a manufacturer of expanded slate), of which she is managing partner; and B.V. Hedrick Gravel & Sand Co. (a producer of gravel, sand and crushed stone), of which she is a director.

         Charles B. Newsome, 60, has been a director of the Company since 1982. He is Executive Vice President and General Manager of Johnson Concrete Company and General Manager of Carolina Stalite Company, with which he has been affiliated for more than 20 years. Mr. Newsome serves on the Audit Committee of the Company's Board of Directors.

DIRECTORS WHOSE TERMS EXPIRE AT THE ANNUAL MEETING OF SHAREHOLDERS IN 1999:

         John E. Woltz, 71, a brother of Howard O. Woltz, Jr., has been a director of the Company since 1958. Mr. Woltz served as Director (1950-1988), Chairman of the Board (1975-1988), President (1958-1984) and Chief Executive Officer (1984-1988) of Quality Mills, Inc., which, until its acquisition on December 6, 1988, by Russell Corporation, was a publicly held corporation engaged in the business of manufacturing and marketing knit wearing apparel and fabrics. He is currently retired. Mr. Woltz serves on the Executive Compensation Committee of the Company's Board of Directors.

                             PRINCIPAL SHAREHOLDERS

         As of December 2, 1997, to the knowledge of management, the only persons owning beneficially more than five percent (5%) of the Company's Common Stock, its only class of voting security, are as follows:

                                                                    Amount and Nature of                  Percent of
    Name and Address of Beneficial Owner                      Beneficial Ownership (1)                       Class
--------------------------------------------                  -----------------------------               -----------
Howard O. Woltz, Jr.                                                      721,428  (2)(3)                      8.5%
  819 Greenhill Road
  Mount Airy, NC

Frances H. Johnson                                                        685,803  (4)                         8.1%
  1235 West Henderson Street
  Salisbury, NC

John E. Woltz                                                             647,740  (2)(5)                      7.7%
  815 Greenhill Road
  Mount Airy, NC

Johnson Concrete Company                                                  620,263  (4)                         7.3%
  P. O. Box 1037
  Salisbury, NC
                                                                          840,000  (6)                         9.9%
Franklin Advisory Services, Inc.
  777 Mariners Island Boulevard
  San Mateo, CA

Dimensional Fund Advisors                                                 461,361  (7)                         5.5%
  1299 Ocean Avenue
  Santa Monica, CA

-------------------------------------

(1) Except as otherwise indicated, each shareholder has sole voting and sole investment power with respect to the shares beneficially owned by such shareholder. The numbers shown include shares obtainable within 60 days of December 2, 1997, upon the exercise of stock options.

(2) The shares shown as being beneficially owned by John E. Woltz and Howard O. Woltz, Jr., include 145,845 shares (1.7%) held by two trusts of which they and a bank are trustees. The trustees share voting and investment power with respect to such shares.

(3) Includes 114,968 shares owned by the wife of Howard O. Woltz, Jr., beneficial ownership of which is disclaimed.

(4) Johnson Concrete Company owns of record 620,263 shares of the Company's Common Stock. These shares are beneficially owned by Frances
         H. Johnson, who is President of Johnson Concrete Company, and as such, has voting and dispositive power over the shares of the Company's Common Stock owned of record by such company. Johnson Concrete Company is owned by Mrs. Johnson and her three children.

(5) Includes 7,751 shares owned by the wife of John E. Woltz, beneficial ownership of which is disclaimed.

(6) Updated as of December 2, 1997, with information provided by the named beneficial owner.

(7) Updated as of September 30, 1997, with information provided by the named beneficial owner.

                       SECURITY OWNERSHIP OF MANAGEMENT

         As of December 2, 1997, directors, nominees for director and executive officers of the Company beneficially own shares of the Company's Common Stock as follows:

                                                          Amount and Nature of Beneficial             Percent of
         Name of Individual or Group                               Ownership (1)                         Class
----------------------------------------------          ---------------------------------            ------------
Thomas C. Cumby                                         27,649                                       Less than 1%


Louis E. Hannen                                         25,774                                       Less than 1%


Frances H. Johnson                                      See "Principal
                                                        Shareholders."

Charles B. Newsome                                      48,989                                       Less than 1%

C. Richard Vaughn                                       21,770                                       Less than 1%

Howard O. Woltz, Jr.                                    See "Principal
                                                        Shareholders."

H. O. Woltz III                                         239,797                                          2.8%


John E. Woltz                                           See "Principal
                                                        Shareholders."

Gary D. Kniskern                                        26,753                                         Less than
                                                                                                          1%

Michael C. Gazmarian                                    25,761                                         Less than
                                                                                                          1%


All directors, nominees for director and executive      2,325,619                                        27.0%
officers of the Company as a group (a total of 10
persons)

--------------------------------------

(1) Except as otherwise indicated, each director, nominee for director and executive officer has sole voting and sole investment power with respect to the shares beneficially owned by such shareholder. The numbers shown include shares obtainable within 60 days of December 2, 1997, upon the exercise of stock options.

                             EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION COMMITTEE REPORT

         The Executive Compensation Committee of the Board of Directors (the "Committee") administers the Company's executive compensation program and works with management in developing and implementing new programs as well as making appropriate changes to existing programs. The Company's existing executive compensation program is comprised of the following elements:

         1.       Base salaries
         2.       Annual incentive plan
         3.       Long-term incentive plan (stock options)

Base Salaries

         During 1996, the Committee obtained several studies concerning executive compensation. Because adjustments to compensation for the past two years have been moderate or nonexistent, the Committee concluded that compensation levels for the Company's executive officers are lower than they reasonably should be. Using the composite average compensation level for the Company's industry as a benchmark, the Committee feels that it is prudent for the Company to target its compensation levels at between 70 percent and 80 percent of the composite average as determined from the studies. Last year, at the request of the Chairman, his salary was reduced. However, the Committee believes it to be in the best interest of the Company for the Chairman's salary to be set at a level that reflects the experience and value to the Company that this position represents. The Committee made these recommendations to encourage performance and to maintain competitive compensation. The Committee believes this program will allow the Company to retain key executives and to compete effectively for executive management expertise.

         For the fiscal year beginning October 1, 1996, the Committee recommended, and the Board of Directors approved, compensation levels as follows: Howard O. Woltz, Jr., Chairman of the Board, $160,000; H.O. Woltz III, President and CEO, $243,000; Michael C. Gazmarian, Chief Financial Officer and Treasurer, $112,000; Gary D. Kniskern, Vice President-Administration and Secretary, $114,000.

Annual Incentive Compensation

         During 1997, the Committee approved action to discontinue the annual bonus plan under which executive officers received a percentage of their salary as a cash bonus after return on equity exceeded a certain level. The Committee approved including executive officers in the Return on Capital Incentive Compensation Plan that is in effect for the top management group of Insteel Wire Products Company, the Company's manufacturing subsidiary. Under the Return on Capital plan, the Company's executive officers are eligible to earn a target bonus that is based on the attainment of certain targeted levels of return on capital. The executive officers will have a target bonus of 30% of base salary. Subject to approval by the shareholders of Proposal 2, fifty percent of any distribution will be made in the form of Common Stock of the Company with the remaining portion paid in cash. See "PROPOSAL TO APPROVE ISSUANCE OF STOCK UDER THE COMPANY'S RETURN ON CAPITAL INCENTIVE COMPENSATION PLAN," below.

Long-term Incentive Plan (Stock Options)

         At the 1995 annual director's meeting, the Committee recommended and the Board of Directors approved a program under the 1994 Employee Stock Option Plan of Insteel Industries, Inc. for top level management personnel, which includes executive officers, to issue regular grants of stock options. Under the plan, executive officers would receive stock options with market value of $50,000 annually in semi-annual installments in February and August. During 1997, the Committee approved increasing annual stock option grants to executive officers to 100% of base salary from the $50,000 level previously in effect. During 1997, executive officers received option grants for shares of the Company's Common Stock as follows: Howard O. Woltz, Jr., 13,317 shares; H.O. Woltz III, 18,805 shares; Michael C. Gazmarian, 10,143 shares; Gary D. Kniskern, 10,276 shares.

         The Committee believes that the executive compensation program should be weighted heavily toward performance-based awards, with conservative base salaries. The Company believes its Return on Capital Incentive Compensation Plan and its incentive stock option plans fulfill this objective.

Specifics of 1997 CEO Compensation

         During fiscal 1997, the compensation of the Chief Executive Officer,
H. O. Woltz III, consisted of the following:

                  Base salary of $243,000.

         In 1997, Mr. Woltz received no payment from the previous annual incentive plan as return on equity did not reach the minimum requirement for the plan.

         Mr. Woltz received a grant of stock options for 18,805 shares of the Company's Common Stock during fiscal 1997. Policy with Respect to the $1 Million Deductible Limit

         During 1993, Section 162(m) was added to the Internal Revenue Code (the "Code") that generally limits amounts that can be deducted for compensation paid to executives to $1 million, unless certain requirements are met. No executive receives compensation in excess of $1 million; and therefore, there are no compensation amounts that are nondeductible at present. The Committee will monitor the applicability of this section of Code to the Company's compensation program.

                                            Executive Compensation Committee

                                            C. Richard Vaughn
                                            John E. Woltz


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Executive Compensation Committee is comprised of C. Richard Vaughn, Chairman, and John E. Woltz. C. Richard Vaughn is Chairman of the Board of John S. Clark Company, Inc. ("Clark"), a general building contractor located in Mount Airy, North Carolina, and doing business throughout the southeastern United States. During fiscal 1997, Clark completed construction of an addition to the Company's manufacturing facility located in Fredericksburg, Virginia, to allow the plant to manufacture tire bead wire. Payments made to Clark during fiscal 1997 amounted to $5,904,000. In the past, Clark has built manufacturing facilities and offices for the Company as well as several additions and renovations.

SUMMARY COMPENSATION TABLE

         The table below provides information regarding the cash compensation paid by the Company for services in all capacities during the years ended September 30, 1997, 1996 and 1995 to all executive officers of the Company:

---------------------------------------------------------------------------------------------------------------------------
                                                SUMMARY COMPENSATION TABLE
---------------------------------------------------------------------------------------------------------------------------

                                                                                   Long-Term         All Other Compensation
                                                            Annual                Compensation                   ($) (1)
                                                          Compensation               Awards
                                                         -----------------------------------------
Name and Principal Position              Fiscal Year     Salary     Bonus          Securities
                                                           ($)       ($)       Underlying Options
                                                                                       (#)
---------------------------------------------------------------------------------------------------------------------------
Howard O. Woltz, Jr.                        1997          160,000     -                     13,317                    4,239
Chairman of the Board                    ----------------------------------------------------------------------------------
                                            1996          130,172     -                      7,079                    3,834
                                         ----------------------------------------------------------------------------------
                                            1995          164,080     -                      6,508                    3,451
---------------------------------------------------------------------------------------------------------------------------
H. O. Woltz III                             1997          243,000     -                     18,805                      265
President and Chief Executive Officer    ----------------------------------------------------------------------------------
                                            1996          204,080     -                      7,079                      243
                                         ----------------------------------------------------------------------------------
                                            1995          204,080     -                      6,508                      225
---------------------------------------------------------------------------------------------------------------------------
Gary D. Kniskern                            1997          114,000     -                     10,276                      544
Vice President-Administration and        ----------------------------------------------------------------------------------
Secretary                                   1996          107,900     -                      7,079                      504
                                         ----------------------------------------------------------------------------------
                                            1995          106,080     -                      6,508                      481
---------------------------------------------------------------------------------------------------------------------------
Michael C. Gazmarian                        1997          112,000     -                     10,143                      220
Chief Financial Officer and Treasurer    ----------------------------------------------------------------------------------
                                            1996           95,000     -                      7,079                      207
                                         ----------------------------------------------------------------------------------
                                            1995           87,083     -                      6,508                      198
---------------------------------------------------------------------------------------------------------------------------

(1) Represents the current dollar value of the benefit to the executive officer of the remainder of the premium paid by the Company during the fiscal year under its Split-Dollar Life Insurance Plan.

                              STOCK OPTION GRANTS

         The table below provides information regarding stock options granted to executive officers of the Company during fiscal 1997:

                       OPTION GRANTS IN LAST FISCAL YEAR

-------------------------------------------------------------------------------------------------------------------------
                                   Individual Grants                                      Potential Realizable Value at
----------------------------------------------------------------------------------------  Assumed Annual Rates of Stock
                                                                                          Price Appreciation for
                                                                                               Option Term
                                                                                          -------------------------------
        Name              Number of       Percent of       Exercise or     Expiration
                         Securities      Total Options      Base Price       Date
                         Underlying       Granted to        ($/Share)
                           Options       Employees in
                           Granted        Fiscal Year                                        5% ($)          10% ($)

-------------------------------------------------------------------------------------------------------------------------
Howard O. Woltz, Jr.        2,739            3.0%          $ 9.125         02/03/07         $15,718         $ 39,833
                       --------------------------------------------------------------------------------------------------
                           10,578           11.5%          $7.5625         08/11/07         $50,292         $127,439
-------------------------------------------------------------------------------------------------------------------------
H.O. Woltz III              2,739            3.0%          $ 9.125         02/03/07         $15,718         $ 39,833
                       --------------------------------------------------------------------------------------------------
                           16,066           17.4%          $7.5625         08/11/07         $76,384         $193,556
-------------------------------------------------------------------------------------------------------------------------
Gary D. Kniskern            2,739            3.0%          $ 9.125         02/03/07         $15,718         $ 39,833
                       --------------------------------------------------------------------------------------------------
                            7,537            8.2%          $7.5625         08/11/07         $35,834         $ 90,802
-------------------------------------------------------------------------------------------------------------------------
Michael C. Gazmarian        2,739            3.0%          $ 9.125         02/03/07         $15,718         $ 39,833
                       --------------------------------------------------------------------------------------------------
                            7,404            8.0%          $7.5625         08/11/07         $35,201         $ 89,200
=========================================================================================================================

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUE

         The table below provides information regarding stock options exercised during fiscal 1997 and the value of options outstanding at September 30, 1997, for all executive officers of the Company:

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                            AND FY-END OPTION VALUES

===============================================================================================================================
        Name             Shares         Value        Number of Securities Underlying       Value of Unexercised in-the-Money
                       Acquired on     Realized       Unexercised Options at Fiscal         Options at Fiscal Year-End ($)
                        Exercise         ($)                   Year-End (#)
                           (#)                     ----------------------------------------------------------------------------
                                                     Exercisable       Unexercisable       Exercisable        Unexercisable
-------------------------------------------------------------------------------------------------------------------------------
Howard O. Woltz, Jr.        -             -            18,996             19,908              $4,265             $7,557
-------------------------------------------------------------------------------------------------------------------------------
  H.O. Woltz III            -             -            20,094             24,298              $4,676             $9,203
-------------------------------------------------------------------------------------------------------------------------------
  Gary D. Kniskern          -             -            18,388             17,475              $4,037             $6,644
-------------------------------------------------------------------------------------------------------------------------------
Michael C. Gazmarian        -             -            24,761             18,969              $4,026             $6,605
===============================================================================================================================

PENSION PLAN

         The Company has a pension plan for all of its employees hired before April 1, 1996. Normal retirement is at age 65. Early retirement is available anytime after age 55 with a minimum of 15 years of service. Annual retirement benefits are equal to 0.6% of the participant's final average compensation for each year of creditable service, plus 0.55% of the participant's final average compensation in excess of current year's covered compensation up to 35 years. Covered Compensation is derived from the Covered Compensation Table and is updated each year for increases in the Social Security taxable wage base. The plan was amended in 1997 to give active participants an additional 1/6 of a year credit for each creditable year of service as of September 30, 1997. Additional years of service will not accrue after that date, although compensation after October 1, 1997, will be considered for pension purposes. Final average compensation is the participant's average compensation for the five highest consecutive plan years within the last 10 plan years during which the participant worked as an employee. Eligible compensation is defined in the plan document. Retirement benefits are paid in monthly installments under several options that are available at the employee's election. Lump-sum benefits are available subject to restrictions specified in the plan. Messrs. Kniskern, Gazmarian and H. O. Woltz III are members of the Benefits Committee.

         The following table presents estimated annual benefits payable from the plan upon normal or delayed retirement to persons in specified remuneration and years of credited service classifications. The amounts shown assume the current maximum Social Security benefit and that an election has been made for benefits to be payable for the employee's life only.

                               PENSION PLAN TABLE

                                                                    Years of Service
Remuneration ($)
                                      15                20                25                30                35
------------------------------------------------------------------------------------------------------------------
125,000                             22,343            29,786            37,242            44,685            44,685
------------------------------------------------------------------------------------------------------------------
150,000                             27,374            36,493            45,628            54,748            54,748
------------------------------------------------------------------------------------------------------------------
175,000                             29,386            39,176            48,983            58,773            58,773
------------------------------------------------------------------------------------------------------------------
200,000                             29,386            39,176            48,983            58,773            58,773
------------------------------------------------------------------------------------------------------------------
225,000                             29,386            39,176            48,983            58,773            58,773
------------------------------------------------------------------------------------------------------------------
250,000                             29,386            39,176            48,983            58,773            58,773

(A)      Compensation covered by the plan

         Annual compensation used in the determination of the benefits in the above Pension Plan Table is limited to $160,000. This is the amount approved by the Secretary of the Treasury for 1997.

(B)      Years of credited service:         Howard O. Woltz, Jr.        35 years
                                            H. O. Woltz III             18 years
                                            Gary D. Kniskern            17 years

(C) Benefits are computed as a straight-life annuity. Benefits are equal to 0.6% of compensation for each year of creditable service, plus 0.55% of compensation in excess of the current year's covered compensation for each year of creditable service not to exceed 35 years. The current year's covered compensation amount is derived from the Covered Compensation Table and is updated each year for increases in the Social Security taxable wage base. The amount used in calculating the benefits in the Pension Plan Table above is $29,232. This assumes a participant born in 1932 who is retiring at age 65 in 1997.

RETIREMENT SAVING PLAN

         The Board of Directors adopted, effective May 1, 1996, the Retirement Savings Plan of Insteel Industries, Inc. The plan is an amendment and restatement of the Employee Stock Ownership Plan of Insteel Industries, Inc., which was adopted effective October 1, 1988. The plan is a stock bonus plan which allows pre-tax employee contributions and is intended to be qualified within the meaning of Sections 401(a) and 401(k) of the Internal Revenue Code.

         The plan has two purposes. The first purpose of the plan is to allow eligible employees to defer up to ten percent of their compensation before income taxes. The second purpose of the plan is to enable eligible employees to acquire a stock ownership interest in the Company, thereby permitting such employees to share in the growth and prosperity of the Company and providing such employees with an opportunity to accumulate capital for their future economic security. Eligible employees may enroll on the April 1 or October 1 following 90 days of service with the Company.

         Contributions to the plan are made by employee salary deferrals and by the Company, as determined by the Board of Directors. During fiscal 1997, the Company made contributions totaling $85,010. In August 1990, the Board of Directors authorized the Company to lend the plan $500,000 to purchase Company stock which, according to the plan, is held in a suspense account and allocated to the participants as the loan is repaid.

         The assets of the plan are held in a trust created under the plan. Effective as of May 1, 1996, the trustee is Marshall & Ilsley Trust Company. Prior to May 1, 1996, the trustees were H. O. Woltz III, Gary D. Kniskern and Michael C. Gazmarian. The Trustee invests employee contributions in several mutual fund options as directed by the employee. The trustee will invest Company contributions primarily in Company stock through the repayment of the ESOP loan, but it may select other investments as well. Purchases of Company stock can be made from the Company, in the open market or in private transactions, but the price paid cannot exceed the fair market value thereof on the purchase date. Employees may elect to keep the Company's Common Stock in their Company account or to reinvest Company contributions in one or more mutual funds available in the plan.

         Shortly after the end of each fiscal year, September 30, the assets of the trust are valued, and the released shares are allocated to the participants employed at the end of the fiscal year. Such allocation is made based on the percentage that a participant's eligible compensation bears to the eligible compensation of all participants for the year. Allocations thus made, both shares of Company stock and other investments, become immediately vested in participants' accounts for payment upon retirement, death, termination of employment and, in some cases, disability.

         Benefits are paid as soon as practicable following the qualifying event. An election to delay payment may be made in certain instances. The participant may elect a lump sum cash payment, or whole shares of Company stock with the balance paid in cash. The benefit amount is determined by the value of trust assets at the time of the distribution.

         Unallocated shares of Company stock and allocated shares, not voted by the participants, are voted by the Trustee. The Trustee may buy or sell shares owned by the trust. Additional shares acquired as well as the proceeds from shares sold are allocated to participants' accounts as of each September 30. On September 30, 1997, the trust owned 77,065 shares of unallocated Company stock. The beneficial ownership of Company stock shown elsewhere in this proxy statement does not include shares allocated to the following accounts: H. O. Woltz III (636 shares), Gary D. Kniskern (464 shares), Michael C. Gazmarian (41 shares), and Howard O. Woltz, Jr. (92 shares). Having reached the mandatory distribution age of 70, Howard O. Woltz, Jr. received the balance of his allocated shares but continues to receive an allocation the same as other active participants.

         The Board of Directors may amend or terminate the plan at any time, in which case participant accounts would remain fully vested. Day-to-day administration of the plan is the responsibility of the Company's Benefits Committee, the members of which are H.O. Woltz III, Gary D. Kniskern and Michael C. Gazmarian.

SUPPLEMENTAL RETIREMENT PLAN

         In December of 1984, the Company established a supplemental retirement plan for key employees selected by the Board of Directors, including the executive officers identified in the Summary Compensation Table above that were employed at that time. Under the plan, participants (or, in the event of death, their designated beneficiaries) are entitled to cash benefits upon retirement at age 65, payable annually for 15 years. The benefits were fixed at adoption of the plan based on the value of life insurance policies purchased and calculated as of each participant's 65th birthday. Benefits are payable if the participant is still an employee of the Company at age 65, upon his death, or in other circumstances that the Benefits Committee deems appropriate. Benefit payments will be reimbursed to the Company out of proceeds of the policy at the participant's death. Assuming retirement at age 65, the persons named in the table above would receive the following annual retirement benefits under the plan for 15 years: Howard O. Woltz, Jr. ($8,802), H. O. Woltz III ($221,523) and Gary D. Kniskern ($42,455).

RETURN ON CAPITAL INCENTIVE COMPENSATION PLAN

         The Company has in effect an incentive bonus plan that is based on attainment of certain targeted levels of return on capital and key performance measurements. Prior to fiscal 1997, this Return on Capital Plan ("ROC") was in effect only for a certain group of top operating management. During 1997, the Executive Compensation Committee of the Board of Directors recommended, and the Board approved, the substitution of this incentive plan for the bonus plan in which executive officers of the Company previously participated.

         Under the provisions of the plan, Target ROC is set annually by a formula defined in the plan. ROC is the operating profit remaining after taxes have been paid and the Company has achieved a return on the capital. Target Bonus for the executive officers is 30% of base compensation if Target ROC is met. Target Bonus for other participants varies. If Target

Bonus is exceeded, the Target Bonus plus one-third of the excess over the Target Bonus is paid out; the balance earned for that year is "banked" for future distribution. If less than the Target Bonus is earned, the entire balance is paid out.

         No amounts were distributed under the plan for fiscal 1997 to executive officers of the Company as reflected in the Summary Compensation Table, above. Distributions are made in December of each year. Under a proposal being submitted to shareholders at the 1998 Annual Meeting of Shareholders, executive officers would be paid half of any distribution in stock with the other half being paid out in cash. This proposal is discussed further under PROPOSAL TO APPROVE ISSUANCE OF STOCK UNDER THE COMPANY'S RETURN ON CAPITAL INCENTIVE COMPENSATION PLAN, below.

EMPLOYEE STOCK OPTION PLANS

         The 1985 Insteel Industries, Inc. Employee Incentive Stock Option Plan covers 684,905 shares of the Company's Common Stock for the benefit of key employees. No options of Common Stock were granted under this plan during fiscal 1997. As of December 2, 1997, there are options outstanding covering 157,930 shares of Common Stock at an average exercise price of $10.19 per share. By action taken by the Board of Directors on September 23, 1994, no further options may be granted under the plan, but options previously granted will remain until they are exercised or expire. The stock option plan has been registered with the Securities and Exchange Commission.

         The 1994 Employee Stock Option Plan of Insteel Industries, Inc. covers 750,000 shares of Common Stock that have been reserved for the benefit of key management employees of the Company for issuance upon the exercise of options granted under the plan. Options to purchase 92,101 shares of Common Stock were granted during fiscal 1997. As of December 2, 1997, there are options to purchase 244,062 shares outstanding at an average exercise price of $7.6519 per share. Benefits that may be granted under the plan to persons who are executive officers of the Company cannot be ascertained in advance. The plan has been registered with the Securities and Exchange Commission.

DIRECTOR STOCK OPTION PLANS

         The 1990 Director Stock Option Plan of Insteel Industries, Inc. covers 133,100 shares of the Company's Common Stock for the benefit of non-employee directors of the Company. As of December 2, 1997, there are options outstanding covering 39,990 shares of Common Stock at an average exercise price of $10.4375 per share. The options are exercisable over five years in increments of 20% per year, beginning with the date of grant. Optionees are John E. Woltz, Thomas J. Cumby, Frances H. Johnson, Charles B. Newsome, W. Allen Rogers, II and C. Richard Vaughn (each with 6,665 shares exercisable at an exercise price of $10.4375 per share). During fiscal 1995, John E. Woltz, Frances H. Johnson, Charles B. Newsome and W. Allen Rogers each surrendered options to purchase 13,310 shares of Common Stock at an exercise price of $6.0105 and received 3,151 shares of Common Stock and cash as payment of an amount equal to the difference between the option price and the fair market value of the shares subject to the option on the date of surrender. During fiscal 1997, C. Richard Vaughn surrendered options to purchase 13,310 shares of Common Stock at an exercise price of $8.5744 and received 1,136 shares of Common Stock and cash as payment of an amount equal to the difference between the option price and the fair market value of the shares subject to the option on the date of surrender. By action taken by the Board of Directors on September 23, 1994, no further options may be granted under the plan, but options previously granted will remain until they are exercised or expire. The stock option plan has been registered with the Securities and Exchange Commission.

         The 1994 Director Stock Option Plan of Insteel Industries, Inc. covers 200,000 shares of Common Stock for the benefit of nonemployee directors of the Company for issuance upon the exercise of options granted under the plan. The plan provides that, following the close of business of the Company on the date of each annual meeting of shareholders, beginning in 1995, each nonemployee director will receive an option to purchase 2,000 shares of the Company's Common Stock exercisable at the fair market value of the Common Stock on the date of grant. During fiscal 1997, options to purchase 2,000 shares at an exercise price of $9.125 were granted to each nonemployee director of the Company. Under the plan, each nonemployee director, will receive options to purchase 2,000 shares of the Company's Common Stock at the close of business on February 3, 1998. The options will be exercisable at the per share fair market value of the Common Stock on that date. The plan has been registered with the Securities and Exchange Commission. The nonemployee directors anticipated to be eligible under the plan and the benefits to be received are as follows:

               -----------------------------------------------------------
                                             Dollar Value      Number of
                         Name                  ($) (1)           Shares
               -----------------------------------------------------------
               Louis E. Hannen                       14,750          2,000
               -----------------------------------------------------------
               Frances H. Johnson                    14,750          2,000
               -----------------------------------------------------------
               C. Richard Vaughn                     14,750          2,000
               -----------------------------------------------------------
               Charles B. Newsome                    14,750          2,000
               -----------------------------------------------------------
               John E. Woltz                         14,750          2,000
               -----------------------------------------------------------
                                                    $73,750         10,000
               -----------------------------------------------------------

              (1) Based on the closing price of the Company's Common Stock on December 2, 1997.

         On February 7, 1995, the Board of Directors of the Company adopted a nonqualified stock option plan for the benefit of Louis E. Hannen, a newly elected director. Under the plan, Mr. Hannen was granted an option to purchase 19,965 shares of the Company's Common Stock at the exercise price of $7.875. The options vest 20% per year beginning February 7, 1995, and the options expire February 7, 2005. The plan is not registered with the Securities and Exchange Commission.



REMUNERATION OF DIRECTORS

         Each of the Company's nonemployee directors receives an annual director's fee of $4,800 plus reimbursement of expenses incurred as a director. See "PROPOSAL TO APPROVE ISSUANCE OF STOCK UNDER THE COMPANY'S DIRECTOR COMPENSATION PLAN," below, regarding proposed changes to the annual retainer award program for nonemployee directors. Directors who are also employees receive no such fees. Members of the Audit and Executive Compensation Committees receive a fee of $300 for each meeting of the Committee. Nonemployee directors are eligible to receive stock options under the Director Stock Option Plan.

                        PROPOSAL TO APPROVE ISSUANCE OF
                           STOCK UNDER THE COMPANY'S
                 RETURN ON CAPITAL INCENTIVE COMPENSATION PLAN

         The Board of Directors has approved, subject, in part, to shareholder approval, that the following program concerning payments made under the Company's Return on Capital Incentive Compensation Plan be adopted, effective February 3, 1998.

PURPOSE OF THE PLAN

         The purpose of the Return on Capital Incentive Compensation Plan is to encourage sustained shareholder value creation by establishing a direct link between Return on Capital ("ROC") achieved and incentive compensation payments to management.

RETURN ON CAPITAL

         ROC for the Company means the amount obtained by subtracting (1) a capital charge computed by multiplying invested capital for such year by the weighted average cost of capital from (2) net operating profit after tax for such year. A Target ROC is set, and each year an expected improvement factor raises the Target ROC. Achieving Target ROC is required to earn the Target Bonus. A leverage factor is applied to Target ROC to establish a target to earn two times Target Bonus.

TARGET BONUS

         At the time a participant commences participation in the plan, there is established a Target Bonus Percent which is the percent of base salary earned if Actual ROC equals Target ROC.

PAYMENTS

         Target Bonuses are calculated as soon after the fiscal year ends as possible, and payments are made during the month of December. If more than Target Bonus is earned in any one year, part of the excess over the Target Bonus is paid out and part is credited to a Bonus Bank. Each year, a portion of the amount in the Bonus Bank will be paid out. If less than the Target Bonus is earned in a succeeding year, a greater portion of the Bonus Bank will be paid out up to the Target Bonus amount. The Bonus Bank is a tool used to equalize distributions under the plan.

PARTICIPATION

         The top management group of the Company are participants in the plan. The plan was established in 1995, but executive officers of the Company began participating for fiscal 1997.

SHAREHOLDER APPROVAL FOR STOCK ISSUANCE

         The Board of Directors recommends that the Company's shareholders approve the issuance of shares of the Company's Common Stock to executive officers in payment of 50% of the ROC incentive payment as described above. The Board of Directors has reserved 100,000 shares of Common Stock for issuance under the plan.

         The shares would be newly issued shares and would, therefore, be restricted as to transferability under applicable securities laws and regulations, specifically Rule 144 adopted under the Securities Act of 1933, as amended. Under that Rule, persons holding restricted stock may not sell the restricted shares in public trading markets for a period of one year after issuance. Thereafter, the shares may be sold in limited amounts, provided that the Company is current with its periodic reporting filings with the Securities and Exchange Commission, and, provided further, that the executive officer complies with certain other regulatory matters in connection with the sale. Executive officers of the Company, as "affiliates" of the Company, are subject to Rule 144 with respect to all shares that they own, regardless of how the shares were acquired, so the application of Rule 144 to the incentive shares will not add restrictions that do not already apply, as long as an individual receiving such shares remains an affiliate of the Company.

         Assuming that the shareholders approve this plan, assuming Target ROC is achieved for fiscal 1998, and assuming the market value of the shares at the calculation date is $8.00 per share, the following table sets forth the number of shares and the dollar value of such shares for each executive officer:

-------------------------------------------------------------------------------------------------
                           Name and Position                  Dollar Value      Number of Shares
-------------------------------------------------------------------------------------------------
Howard Woltz, Jr., Chairman of the Board                         $24,000             3,000
-------------------------------------------------------------------------------------------------
H.O. Woltz III, President and CEO                                $36,450             4,556
-------------------------------------------------------------------------------------------------
Gary D. Kniskern, VP-Administration; Secretary                   $18,000             2,250
-------------------------------------------------------------------------------------------------
Michael C. Gazmarian, Treasurer; Chief Financial Officer         $19,950             2,493
-------------------------------------------------------------------------------------------------

         The value represented by the shares thus issued would be taxable to the persons receiving them as compensation income.

RECOMMENDATION

         The Board of Directors recommends that shareholders approve this plan. It believes that stock ownership by executive officers should be encouraged. The plan, coupled with the employee stock option plans described elsewhere in this Proxy Statement, will increase ownership of the Company's stock by executive officers and will reward them when increased shareholder value is achieved with potential increased market value.

         The plan will not be registered with the Securities and Exchange Commission. The shares covered by the plan will be listed on the New York Stock Exchange subject to notice of issuance in accordance with the plan. Since the shares will be issued as partial compensation, they will be fully paid when issued.

         The favorable vote of a majority of the shares of the Company's Common Stock present or represented at the meeting and entitled to vote is required for approval of the issuance of stock under the Return on Capital Incentive Compensation Plan. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ISSUANCE OF SHARES OF THE COMPANY'S COMMON STOCK IN ACCORDANCE WITH THE RETURN ON CAPITAL INCENTIVE COMPENSATION PLAN, AS DESCRIBED ABOVE.

                  PROPOSAL TO APPROVE ISSUANCE OF STOCK UNDER
                    THE COMPANY'S DIRECTOR COMPENSATION PLAN

         The Board of Directors has approved, subject, in part, to shareholder approval, that the Insteel Industries, Inc. Director Compensation Plan be adopted, effective February 3, 1998. The plan provides for the remuneration of nonemployee directors for their service on the Board, as summarized below.

ANNUAL RETAINER AWARD

         Under the plan, an annual retainer award will be paid to nonemployee directors for service on the Board of Directors. The amount of the annual retainer award for each director will be determined before (or as soon as practicable following) the start of the retainer year by the Board (subject to certain limitations, discussed below), and the amount of annual retainer awards may vary from year to year. The retainer year will begin on the date of the Annual Meeting of Shareholders at which directors are elected and end on the date of the next following Annual Meeting of Shareholders at which directors are elected. The retainer award may be paid in cash or in shares of Common Stock of the Company, or a combination of cash and Common Stock, as determined by the Board.

         The designated cash portion of the retainer will be paid in equal quarterly installments on or about March 31, June 30, September 30 and December
31. The designated stock portion of the retainer will be paid at the annual meeting of the Board of Directors following the Annual Meeting of Shareholders at which directors are elected. Each director's annual stock award will equal the number of shares of Common Stock that have a fair market value equal (or as close as possible) to the dollar value of the annual retainer award that has been denominated in Common Stock. The fair market value will be determined as of the close of business on the last trading day of the previous calendar year. Nonemployee directors who are elected or appointed during a retainer year will also be eligible for annual retainer awards as determined in the Board's discretion, subject to plan terms. Unless otherwise provided by the Board in connection with a grant of an award, each annual retainer award granted under the plan shall be fully vested as of the date of grant of the award, except that no director shall be entitled to any cash award quarterly installment payable after the effective date of his or her resignation or removal as a director.

         The Board has determined that the annual retainer award for each nonemployee director for the retainer year commencing at the 1998 Annual Meeting of Shareholders will be $4,800 and that this amount will be payable in cash only (subject to adjustment by the Board in accordance with the plan). Pursuant to the plan, the Board has authority to increase or otherwise adjust the amount of an annual retainer award, including the amounts of each award payable in cash and in stock, from year to year, subject, however, to the limitation that no more than 50,000 newly issued shares will be available for distribution under the plan. Shares distributed under the plan may be such newly issued shares or shares acquired by open market or private purchases.

ADMINISTRATION

         The plan will be administered by the Board of Directors, or upon its delegation, by the Executive Committee of the Board. The plan may be amended, suspended or terminated at any time by the Board, provided that (i) the consent of a participant is necessary if any such action would adversely affect the director's rights with respect to awards or fees previously earned, and (ii) shareholder approval is required of an amendment only if required by applicable laws, rules or regulations.

EFFECT ON DIRECTORS STOCK OPTION PLAN

         Stock Options will continue to be granted to nonemployee directors as specified in the 1994 Directors Stock Option Plan of Insteel Industries, Inc. Under this plan, non-employee directors annually receive options to purchase 2,000 shares of Common Stock of the Company.

RESTRICTED STATUS OF SHARES

         Resale by the directors of the shares distributed to them under the plan will be subject to Rule 144 under the Securities Act of 1933, as amended. Under that Rule, directors holding shares issued pursuant to the plan may not resell such shares on the open market for a period of one year after issuance, unless the issuance of the shares under the plan is registered by the Company with the Securities and Exchange Commission. After such one-year period, the shares may be sold, as long as the Company is current with its periodic reporting filings with the Commission and the director complies with certain other regulatory matters in connection with the sale. If the issuance of the shares under the plan is registered with the Commission, directors of the Company, as

"affiliates" of the Company, will nevertheless be required to comply with Rule 144 in connection with any resale of such shares, except that the one-year holding period requirement of the Rule will not apply.

SHAREHOLDER APPROVAL FOR STOCK ISSUANCE

         The rules of the New York Stock Exchange, on which the shares of Common Stock are listed, require shareholder approval of the issuance of Common Stock under the Plan. The Board of Directors believes that stock ownership by directors should be encouraged and that it is in the best interests of the Company to establish director compensation programs that are competitive with other companies in order to attract the most qualified individuals for service on the Board. For these reasons, the Board recommends that shareholders approve this plan. The plan, coupled with the director stock option plans described elsewhere in this Proxy Statement, will increase ownership of the Company's stock by nonemployee directors, will enhance their interest in the affairs of the Company and will reward their service with potential increased value.

         The shares covered by the plan will be listed on the New York Stock Exchange subject to notice of issuance in accordance with the plan. Since the shares will be issued as partial compensation, they will be fully paid when issued.

RECOMMENDATION

         The favorable vote of a majority of the shares of the Company's Common Stock present or represented at the meeting and entitled to vote is required for approval of the issuance of stock under the Director Compensation Plan. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ISSUANCE OF SHARES OF THE COMPANY'S COMMON STOCK IN ACCORDANCE WITH THE DIRECTOR COMPENSATION PLAN, AS DESCRIBED ABOVE.

                    TRANSACTIONS WITH MANAGEMENT AND OTHERS

         Howard O. Woltz, Jr., Chairman of the Company, is a shareholder in ICS 3-D Panel Works, Inc. ("ICSPW"). In May 1997, the Company sold its ICS division to ICSPW, a new corporation organized by the division's management group. Prior to the sale, the Audit Committee of the Company's Board of Directors reviewed the terms of the proposed transaction focusing particularly on the participation of Mr. Woltz as an investor. Based upon the continuing operating losses of ICS and the prospective benefit to the Company from the sale of the division, the Audit Committee concluded that (1) Mr. Woltz' participation was essential to the transaction and beneficial to the Company and (2) approval of the transaction was in the best interests of the Company. Based upon the Audit Committee's recommendation, the Board of Directors approved the transaction.

         C. Richard Vaughn, a director, is Chairman of the Board of John S. Clark Company, Inc. ("Clark"), a general building contractor located in Mount Airy, North Carolina, and doing business throughout the southeastern United States. During fiscal 1997, Clark completed construction of an addition to the Company's manufacturing facility located in Fredericksburg, Virginia, to allow the plant to manufacture tire bead wire. Payments made to Clark during fiscal 1997 amounted to $5,904,000. In the past Clark has built manufacturing facilities and offices for the Company as well as several additions and renovations.

         Management believes that amounts paid by the Company in connection with the transactions described above are reasonable and no less favorable to the Company than would have been paid pursuant to arms' length transactions with unaffiliated parties. Transactions in the future between the Company and its officers, directors, principal shareholders, or affiliates of any of them, will be on terms no less favorable to the Company than could be obtained from unaffiliated parties.

                               PERFORMANCE GRAPH

         The following graph compares the cumulative total shareholder return on the Company's Common Stock, based on the market price of the Common Stock and assuming reinvestment of dividends, with the cumulative total return of companies on the Standard & Poor's 500 Index and the Standard & Poor's Manufacturing (Diversified Industrial) Index. The indices are included for comparison purposes only and do not necessarily reflect management's opinion that these indices are appropriate measures of the relative performance of the Company's Common Stock. The graph is not intended to forecast or be indicative of the future performance of the Company's Common Stock.

         The performance graph shall not be deemed incorporated by reference in any filing made under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such Acts.

RESEARCH                                             Total Return - Data Summary



                                                              Cumulative Total Return
                                                     -----------------------------------------
                                                     9/92    9/93   9/94   9/95   9/96    9/97
INSTEEL INDS INC                    III               100     107     99     87     83     102

S&P 500                             1500              100     113    117    152    183     257

S&P MANUFACTURING (DIVERSIFIED)     IMNV              100     119    132    175    226     315

                              CORPORATE GOVERNANCE

         The Company's Board of Directors held four meetings during fiscal 1997. Due to illness, John Woltz and Frances Johnson attended less that 75% of the meetings of the Board of Directors and committees on which they serve. All other directors attended at least 75% of the meetings of the Board of Directors and of all committees on which they serve.

         The Company's Board of Directors does not have a nominating committee. The full Board of Directors performs the functions that a nominating committee might provide.

         There is an Executive Committee comprised of Howard O. Woltz, Jr. (Chairman) and H.O. Woltz III. The Executive Committee, which did not meet during fiscal 1997, may exercise generally the power and authority of the Board of Directors during intervals between meetings of the Board of Directors.

         There is an Audit Committee, comprised of Louis E. Hannen (Chairman) and Charles B. Newsome. The Audit Committee, which met once during fiscal 1997, recommends to the Board of Directors the selection of independent auditors and approves the nature and scope of services performed by such auditors and reviews the range of fees for such services. This Committee confers with the independent auditors to review the results of the audit and to review the adequacy of the Company's internal auditing, accounting and financial controls. The Committee also assists the Board of Directors with respect to the corporate reporting practices of the Company.

         There is an Executive Compensation Committee comprised of C. Richard Vaughn (Chairman) and John E. Woltz. See "Executive Compensation - Executive Compensation Committee Report," above. The Executive Compensation Committee met once during fiscal 1997.

                              INDEPENDENT AUDITORS

         Arthur Andersen LLP has served as the Company's independent auditors since 1996. Management is aware of no direct financial interest or any material indirect financial interest existing between the Company and its auditors.

         The Company's independent auditors are selected annually by the Board of Directors upon recommendation of the Audit Committee. A representative from Arthur Andersen LLP is expected to be present at the Annual Meeting of Shareholders with the opportunity to make a statement if he desires to do so and to answer any questions that concern the firm's work for the Company.

                                    GENERAL

         The accompanying Proxy is solicited by and on behalf of the Board of Directors of the Company, and the entire cost of such solicitation will be borne by the Company. In addition to solicitation by mail, arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to send proxy material to their principals, and the Company will reimburse them for their reasonable expenses in so doing.

         The Board of Directors has fixed December 2, 1997, as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. On December 2, 1997, there were 8,442,512 outstanding shares of Common Stock of the Company, each entitled to one vote. According to the laws of North Carolina, under which the Company is incorporated, shareholders do not have cumulative voting rights in connection with the election of directors as long as the Company has securities registered under the Securities Exchange Act of 1934 at the record date for determining shareholders eligible to vote at the meeting. Directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. With regard to the election of directors, votes may be cast in favor or withheld. Votes that are withheld will be excluded entirely from the vote and will have no effect, although they will be counted for purposes of establishing the presence of a quorum. Under the rules of the New York Stock Exchange, Inc., brokers who hold shares in street name for customers have authority to vote on certain items when they have not received instructions from beneficial owners. Brokers that do not receive instructions are entitled to vote on the election of directors.

         Where a choice is specified on any Proxy as to the vote on any matter to come before the meeting, the Proxy will be voted in accordance with such specification. If no specification is made but the Proxy is properly signed, the shares represented thereby will be voted in favor of each proposal. Such proxies, whether submitted by shareholders of record or by brokers holding shares in street name for their customers ("broker non-votes"), will be voted in favor of nominees for directors. Broker non-votes will not be counted either way in voting on Proposal No. 2 and Proposal No. 3 (where direction of beneficial owners is required) and, therefore, will have the effect of negative votes.

         Any shareholder submitting the accompanying Proxy has the right to revoke it by submitting a later dated proxy or by notifying the Secretary of the Company in writing at any time prior to the voting of the Proxy. A Proxy is suspended if the person giving the Proxy attends the meeting and elects to vote in person.

         Management is not aware that any matters, other than the matters specified above, will be presented for action at the meeting, but, if any other matters do properly come before the meeting, the persons named as agents in the Proxy will vote upon such matters in accordance with their best judgment.

DEADLINE FOR SHAREHOLDERS' PROPOSALS

         Any shareholder desiring to present a proposal for action at the Company's 1999 Annual Meeting must deliver the proposal to the Company at its principal executive offices no later than September 30, 1998.

                                            By Order of the Board of Directors



                                            Gary D. Kniskern
                                            Secretary

Mount Airy, North Carolina
December 18, 1997

        INSTEEL INDUSTRIES INC. RETURN ON CAPITAL INCENTIVE COMPENSATION
                       PLAN FOR KEY MEMBERS OF MANAGEMENT

1. Statement of Purpose

The purpose of the Insteel Industries Inc. Return on Capital Incentive Compensation Plan For Key Members Of Management (the "Plan) is to encourage the creation of shareholder value by establishing a direct link between the Return on Capital (ROC) achieved and management's incentive compensation.

The Participants contribute to the success of Insteel Industries Inc. (the "Company") through their ability and commitment to the Company. The Company desires to receive the benefits derived from the services of the Participants, to identify the continued interests of the Participants with the future success of the Company, and to provide an incentive compensation plan that encourages sustained achievement of the Company's objective to maximize shareholder wealth.

2. Definitions

         2.1. Bonus Award
         "Bonus Award" means the dollar amount which results from the multiplication of the Bonus Percent for the year, by the Participant's Base Salary for the same year.

         2.2. Bonus Percent
         "Bonus Percent" means the percentage amount which results from the multiplication of the Participant's Target Bonus Percent for the Year, by the Performance Factor for the same Year.

         2.3. Bonus Bank
         "Bonus Bank" means the accrual account maintained by the Company for each Participant, into which either (i) the excess, for any Year, of any Bonus Award above One-Third of the Participant's Target Bonus Amount is credited; or (ii) the deficiency, for any Year, of any Award below zero (0) is debited; and/or (iii) the Bonus Bank Distribution, for any Year, as calculated in accordance with Section 5.3 is debited. Such account, for book accounting purposes, shall be accrued in accordance with generally accepted accounting principles. The Company does not and will not transfer cash into such accounts and the accounts exist only as bookkeeping records to evidence the Company's obligation to pay these amounts according to the Plan. No interest is credited on amounts in the Bonus Bank, and the individual's Bonus Bank balance shall never be less than zero (0). Participants are never vested in amounts in the Bonus Bank, and such amounts are not earned until the respective Distribution Date.

         2.4. Base Salary
         "Base Salary" means the Participant's actual base salary compensation earned during the Year; or partial Year, in the event of death, Disability or Retirement during the year; excluding incentive payments, salary continuation, and other payments which are not, in the sole determination of the Committee, actual base salary.

         2.5.  Beneficiary
         "Beneficiary" means the person or persons designated as such in accordance with Section 6.

         2.6.  c*
         "c*" also referred to as the "Weighted Average Cost of Capital," means the Company's weighted average cost of debt and equity expressed as a percent. It represents the Company's minimum required rate of return on capital, as established by management. It shall be a rate rounded to the nearest whole percent.

         2.7.  Committee
         "Committee" means the Executive Compensation Committee.

         2.8.  Disability
         "Disability" means a bodily injury or diseases as determined by the Committee, that totally and continuously prevents the Participant, for at least six (6) consecutive months, from engaging in an "occupation" for pay or profit. During the first twenty-four (24) months of total disability, "occupation" means the Participant's regular occupation. After that period, "occupation" means any occupation for which the Participant is reasonably fitted, based upon the Participant's education, training or experience as determined by the Committee.

         2.9.  Distribution
         "Distribution" means the cash payment and/or deferral amount resulting from a Bonus Award or from a Bonus Bank or from a combination thereof.

         2.10. Distribution Date
         "Distribution Date" means the date on which the Employer makes Distributions of Participant Awards and/or Distributions from the Participants' Bonus Banks. The Distribution Date shall be once each Year and no later than December 15 of the Year following the Year for which an Award was calculated.

         2.11. Effective Date
         "Effective Date" means October 1, 1996, the date on which the Plan commences.

         2.12. Eligible Employee
         "Eligible Employee" means a regular, exempt, salaried employee of the Company who may be selected by management and recommended to the Executive Compensation Committee for participation.

         2.13. Employer
         "Employer" (also referred to as the "Company") means Insteel Industries Inc. and its wholly owned subsidiaries.

         2.14. Executive Compensation Committee
         "Executive Compensation Committee" (also referred to as the "Committee") means the Executive Compensation

         Committee of the Board of Directors of Insteel Industries Inc., which administers the Plan.

         2.15. Expected Improvement Factor
         The annual increase in SV, above the average of the prior year's actual and target SV, required to produce a Performance Factor of 1.00 or the Target Bonus Percent.

         2.16. Invested Capital
         "Invested Capital" means total assets less non-interest bearing current liabilities, and for the Year represents the average of each of twelve (12) month end amounts.

         2.17. Leverage Factor
         "Leverage Factor" determines the sensitivity of the Bonus Award to performance - the slope of the SV-Bonus Award Line.

         2.18. Net Operating Profit After Tax
         "Net Operating Profit After Tax" (also referred to as "NOPAT") means operating income before financing costs and income taxes reduced by income taxes which are computed by applying a statistical tax rate appropriate to the jurisdiction(s) in which the Company operates. The total Awards for all the incentive plans other than this Plan are charged to operating income of the Company prior to the computation of NOPAT.

         2.19. Participant
         "Participant" means an Eligible Employee who has been recommended for participation in the Plan by management and approved by the Committee. Designation as a Participant must be renewed annually.

         2.20. Performance Factor
         "Performance Factor" means that number described in Section 4.2 which is multiplied by a Participant's Target Bonus Percent to arrive at such Participant's Bonus Percent.

         2.21. Plan
         "Plan" means this 1995 Return on Capital Incentive Compensation Plan for Key Members of Management, as it may be hereafter amended.

         2.22. Retirement
         "Retirement" means termination of employment by a Participant for whatever reason other than death or Disability after attainment of age fifty-five (55), or, if prior to having attained age fifty-five (55), only after having obtained prior permission of the Committee. A Participant who has experienced a Retirement as defined herein shall be termed a "Retiree."

         2.23. Shareholder Value
         "Shareholder Value," also referred to as "SV," for the Company means the amount obtained by subtracting (i) a capital charge computed by multiplying Invested Capital for such year by c*, from(ii) Net Operating Profit After Tax for such year, or as follows: SV = Net Operating Profit After Tax - (Invested Capital x c*)

         2.24. Target SV
         "Target SV" means that SV amount, whether positive, negative or zero
         (0), which, if attained, produces a Performance Factor of one (1.000). For any one Year, Target SV shall equal the sum of (i) the average of prior Year's Target SV, and the prior Year's Actual SV and (ii)the Expected Improvement Factor.

         2.25. Target Bonus Amount
         "Target Bonus Amount" means that dollar amount earned that results from multiplying the Target Bonus Percent for the year by the Participant's Base Salary for the same year.

         2.26. Target Bonus Percent
         "Target Bonus Percent" means Percent of Base Salary earned if actual SV equals Target SV.

         2.27. Year
         "Year" means the fiscal year in respect of which performance is measured under the Plan.

         2.28. Administration of the Plan
         The Executive Compensation Committee shall be the sole administrator of the Plan. The Committee shall have full power to formulate additional details and regulations and make interpretations for carrying out the Plan. The Committee shall also be empowered to make any and all of the determinations not herein specifically authorized which may be necessary or desirable for the effective administration of the Plan. Any decision or interpretation of any provision of this Plan adopted by the Committee shall be final and conclusive.

3. Targets

         3.1. Establishment of Target Bonus Percent
         At the time a Participant commences participation in the Plan, there shall be established for such Participant a Target Bonus Percent. The Target Bonus Percent for such Participant for any future Year(s) may be increased, decreased or left unchanged from the prior Year. Following the end of each Year, the Target Bonus Percent for that Year will be multiplied by the Base Salary of such Participant for that Year to arrive at the Target Bonus Amount for such Participant. The Target Bonus Amount will then be multiplied by the Performance Factor for that Year to arrive at the amount of the Bonus Award, if any, and the amount of the credit or debit to the Participant's Bonus Bank, if any.

4. Calculation of the Performance Factors, Awards, Bonus Banks and Distributions

          4.1. Timing of the Calculation
          The calculations necessary to obtain the Performance Factor for the Year most recently ended shall be made no later than December 15 of the subsequent fiscal year. Such calculation shall be carried out in accordance with this Section.

         4.2. Calculation of the Performance Factor
         The Performance Factor for the Year corresponds with the difference between the Actual SV and Target SV in relation to the leverage factor where such difference is calculated by subtracting (i) the Target SV from (ii) the Actual SV for the Year.

         The Performance Factor shall be multiplied by the Participant's Target Bonus Amount to arrive at such Participant's Award and Bonus Bank credits or debits, if any, for such Year.

         4.3. Calculation of Distributions
         If the Performance Factor for the Year is greater than one, then the Participant's Award Distribution for that Year's performance shall equal the target bonus amount plus one-third of the Bonus Bank balance. In addition, the Participant's Bonus Bank shall be credited with an amount calculated consistent with Section 4.4.

         If the Performance Factor for the Year is greater than zero (0) but less than or equal to the Participant's Target Bonus Amount, then that Performance Factor shall be multiplied by each Participant's Target Bonus Amount and the result shall be each Participant's Award Distribution for that Year's performance. In addition, if at the beginning of the Year the Participant had a Bonus Bank balance resulting from prior Years' performance of that Participating Unit, an additional Distribution will be made from the Participant's Bonus Bank in an amount which represents the lesser of (i) One-Third of the Participant's Bonus Bank balance at the beginning of the Year or (ii) an amount which when combined with the Award Distribution for that Year's performance equals the Participant's Target Bonus Amount.

         If the Performance Factor for the Year is zero (0), then the Participant's Award Distribution for that Year's performance shall be zero (0). However, if at the beginning of the Year, the Participant had a Bonus Bank balance resulting from prior Years' performance, a Distribution will be made from the Participant's Bonus Bank in an amount which represents the lesser of (i) One-Third of the Participant's Bonus Bank balance at the beginning of the Year or (ii) an amount which equals the Participant's Target Bonus Amount.

         If the Performance Factor for the Year is less than zero (0), then the Participant's Award Distribution for that Year's performance shall be zero (0). However, if subsequent to the completion of the calculation described in Section 4.4, the Participant has a Bonus Bank balance resulting from prior Years' performance, a Distribution will be made from the Participant's Bonus Bank in an amount which represents the lesser of (i) One-Third of the Participant's Bonus Bank balance following the debit calculated consistent with Section 4.4 or (ii) an amount which equals the Participant's Target Bonus Amount.

         In the event the Target Bonus Percent of a Participant who is an active employee is changed to zero (0) and such Participant's Bonus Bank balance is greater than zero (0), then the Target Bonus Amount to be used for Bonus Bank Distributions shall be that Target Bonus Amount of such Participant for the Year immediately prior to the Year of such change.

         4.4. Calculation of the Credits and Debits to Participant's Bonus Bank Accounts
         If the Performance Factor for the Year is greater than one (1) for any respective Participant, then a credit to the Participant's respective Bonus Bank will be made for Two-Thirds of that amount by which the product obtained by multiplying, (i) the Performance Factor for such Year times (ii) the Participant's Target Bonus Amount, exceeds the Participant's Target Bonus Amount. Credits to the Bonus Bank do not qualify as Distributions for the purpose of any deferred compensation plan(s) maintained by the Company.

         If the Performance Factor for the Year is less than zero (0) for any respective Participation Basis, then a debit to the Participant's respective Bonus Bank will be made in an amount equal to the product obtained by multiplying, (i) the Performance Factor for such Year by
         (ii) the Participant's Target Bonus Amount; however, in no event shall a Participant's Bonus Bank ever be reduced to less than zero (0).

         4.5. Calculation of Award Distributions and Credits and Debits to Participants' Bonus Banks When a Participant Has Multiple Participation Bases
         In the event a Participant has been assigned multiple Participation Bases for a Year, then Awards, Bonus Banks, Performance Factors and Target Bonus Amounts shall be calculated separately and independently for each Participation Basis of such Participant.

         Bonus Banks shall be maintained separately for credits and debits from each Participation Basis. Debits from one Participation Basis may not be charged against a Bonus Bank of another Participation Basis.

         4.6. Changes in Participation Basis During the Year
         In the event a Participant experiences a change in Participation Basis during a Year, then Awards, Bonus Banks, Performance Factors and Target Bonus Amounts shall be calculated separately and independently for each Participation Basis of such Participant using those portions of the Participant's Base Salary actually paid for service while included in each separate Participation Basis.

         Bonus Banks shall be maintained separately for credits and debits from each Participation Basis. Debits from one Participation Basis may not be charged against a Bonus Bank of another Participation Basis.

         Distribution(s) from the Bonus Bank for an individual who experiences a change in Participation Basis will be the same as such Distribution(s) would have been had there been no change in Base Salary, Target Bonus Amount or Participation Basis, and such Distribution(s) from more than one Participation Basis shall be made by applying Sections 4.3 and 4.4 separately and independently to each such Participation Basis.

         4.7. Changes in Target Bonus Percent During the Year
         In the event a Participant experiences a change in Target Incentive

         Percent without experiencing a change in Participation Basis during a Year, then Award calculations and Bonus Bank adjustments will be made separately using those portions of the Participant's Base Salary actually paid for service while participating at each separate Target Bonus Percent.

         Separate Bonus Bank accounts shall not be maintained because Of changes in a Participant's Target Bonus Percent. Total Bonus Bank Distributions of such Participant may not exceed such Participant's Target Bonus Amount subsequent to the change. In the event the new Target Bonus Percent is zero (0), then the Target Bonus Amount to be used for Bonus Bank Distributions shall be that Target Bonus Amount of the Year immediately prior to the Year of such change.

         4.8. Taxes: Withholding
         To the extent required by law, the Company shall withhold from all cash Distributions made hereunder any amount required to be withheld by the federal and any state, provincial or local government.

5.       Distributions Following Termination

         5.1. Eligibility
         A Participant who terminates prior to September 30 of a Year shall not be eligible for any Distribution for such Year or any future Distributions, unless such termination is by reason of Retirement, death or Disability.

         5.2. Distributions for the Year of Retirement, Disability Distributions for a Participant for the Year of such Participant's Retirement, death or Disability shall be on the same basis as for all Other Participants.

         5.3. Bonus Bank Distributions the Year Following the Year of Retirement, Death or Disability
         Bonus Bank Distributions to a Participant in the Year immediately following the Year of such Participant's Retirement, death or Disability shall be calculated in the same way as for all other Participants, except that no adjustments for performance achieved beyond the year of death or Disability shall be allowed in the case of Participants who have experienced a termination by reason of death or Disability. Adjustments to the Bonus Bank for individuals who have experienced a Retirement will be the same as for all other Participants for the Year of Retirement. Bonus Bank adjustments, if any, for the Year immediately subsequent to the Year of Retirement for such Participants may only be negative, and then only if the Actual ROC is such that the Performance Factor for the Year subsequent to Retirement is negative. Such calculations will be based upon the Participant's Target Bonus Amount for the twelve months immediately preceding retirement.

         Complete Distribution of Bonus Banks of individuals who have experienced a termination by reason of Retirement, death or Disability shall be accomplished no later than the Distribution Date for the Year following the Year of Retirement, death or Disability, even though such Distribution may exceed twice the terminated Participant's Target Incentive Amount.

6. Beneficiary Designation

         The Participant shall have the right, at any time and from time to time, to designate and/or change or cancel any person/persons or entity as to his Beneficiary (both principal and contingent) to whom Distribution of Award(s) and/or Bonus Bank(s) under this Plan shall be made in the event of such Participant's death prior to a Distribution. Any Beneficiary change or cancellation shall become effective only when filed in writing with the Committee during the Participant's lifetime on a form provided by or otherwise acceptable to the Company.

         The filing of a new Beneficiary designation form will cancel all Beneficiary designations previously filed. Any finalized divorce of a Participant subsequent to the date of filing of a Beneficiary designation form shall revoke any prior designation of the divorced spouse as a Beneficiary. The spouse of a Participant domiciled in a community property jurisdiction shall be required to join in any designation of Beneficiary other than the spouse in order for the Beneficiary designation to be effective.

         If a Participant fails to designate a Beneficiary as provided above, or, if such Beneficiary designation is revoked by divorce, or otherwise, without execution of a new designation, or if all designated Beneficiaries predecease the Participant, then the Distribution shall be made to the Participant's estate.

7. Miscellaneous

         7.1. Unsecured General Creditor
         Participants and their beneficiaries, heirs, successors and assigns shall have no legal or equitable rights, interests, or other claim in any property or assets of the Employer. Any and all assets shall remain general, unpledged, unrestricted assets of the Employer. The Company's obligation under the Plan shall be that of an unfunded and unsecured promise to pay money in the future, and there shall be no obligation to establish any fund, any security or any otherwise restricted asset, in order to provide for the payment of amounts under the Plan.

         7.2. Obligations To The Employer
         If a Participant becomes entitled to a Distribution under the Plan, and, if, at the time of the Distribution, such Participant has outstanding any debt, obligation or other liability representing an amount owed to the Employer, then the Employer may offset such amounts owing to it or any affiliate against the amount of any Distribution. Such determination shall be made by the Committee. Any election by the Committee not to reduce any Distribution shall not constitute a waiver of any claim for any outstanding debt, obligation, or other liability representing an amount owed to the Employer.

         7.3. Nonassignability
         Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are, expressly declared to be unassignable and nontransferable. No part of an Award and/or Bonus Bank, prior to actual Distribution, shall be subject to seizure or sequestration for the payment of any debts, Judgements, alimony or separate maintenance owed by a Participant or any other person, nor shall it be transferable by operation of law in the event of the Participant's or any other persons bankruptcy or insolvency.

         7.4. Employment or Future Eligibility to Participate Not Guaranteed Nothing contained in this Plan nor any action taken hereunder shall be construed as a contract of employment or as giving any Eligible Employee or any Participant or any former Participant any right to be retained in the employ of the Employer. Designation as an Eligible Employee or as a Participant is on a year-by-year basis and may or may not be renewed for any employment years not yet commenced.

         7.5. Gender, Singular and Plural
         All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, or neuter, as the identity of the person or persons may require. As the context may require, the singular may be read as the plural and the plural as the singular.

         7.6. Captions
         The captions to the articles, sections, and paragraphs of this Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

         7.7. Applicable Law
         This Plan shall be governed and construed in accordance with the laws of the State of North Carolina.

         7.8. Validity
         In the event any provision of the Plan is held invalid, void, or unenforceable, the same shall not affect, in any respect whatsoever, the validity of any other provision of the Plan.

         7.9. Notice
         Any notice or filing required or permitted to be given to the Committee shall be sufficient if in writing and hand delivered, or sent by registered or certified mail, to the principal office of the Company, directed to the attention of the President and CEO of the Company. Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

8. Amendment and Termination of the Plan

         8.1. Amendment
         The Committee may at any time amend the Plan in whole or in part provided, however, that no amendment shall be effective to affect the Participant's right to designate a beneficiary.

         8.2. Termination of the Plan

              a. Employer's Right to Terminate. The Committee may at any time terminate the Plan as to prospective earning of Awards, if it determines in good faith that the continuation of the Plan is not in the best interest of the Company and its shareholders. No such termination of the Plan shall reduce any Distribution already made.

              b. Payments Upon Termination of the Plan. Upon any termination of the Plan under this Section, Awards for future years shall not be made. With respect to the Year in which such termination takes place, the employer will pay to each Participant the Participant's Award for such Year or partial Year, less any applicable taxes on the 15th day of December in the fiscal year following the year of termination of the Plan. Bonus Bank Distributions shall be made in their entirety to the Participants on the 15th day of December in the fiscal year Following the year of termination of the Plan, notwithstanding that such final Distribution may be in excess of twice a Participant's Target Bonus Amount.

                           IN WITNESS WHEREOF, this Insteel Industries, Inc.
Return on Capital Incentive Plan has been executed in behalf of the Company effective as of the _____________ day of ____________________, 199___.


                                               INSTEEL INDUSTRIES, INC.



                                               -------------------------
                                               H.O. Woltz III
                                               President


Attest:



--------------------------------
Gary D. Kniskern, Secretary

                            INSTEEL INDUSTRIES, INC.

                        1997 DECLARATION OF AMENDMENT TO
                            INSTEEL INDUSTRIES, INC.
                 RETURN ON CAPITAL INCENTIVE COMPENSATION PLAN
                         FOR KEY MEMBERS OF MANAGEMENT

         THIS DECLARATION OF AMENDMENT, made this _____ day of ______________ __________________, 199__, by INSTEEL INDUSTRIES, INC., a North Carolina corporation (the "Corporation"), to the Insteel Industries, Inc. Return on Capital Incentive Compensation Plan for Key Members of Management (the "Plan").

                                R E C I T A L S:

         WHEREAS, the Corporation has established the Plan, the purposes of which include improving the association between shareholder value of the Corporation and incentive compensation paid to selected members of management of the Corporation; and

         WHEREAS, to accomplish the Plan's purposes, the Plan currently provides for the distribution of cash payments or deferral amounts, or both, from bonus awards and individual bonus accrual accounts to those Plan participants who qualify for such distributions; and

         WHEREAS, the Corporation has determined that the purposes of the Plan would be better served if the Plan provided for distributions in the form of cash or shares of the common stock (the "Common Stock") of the Corporation, or both, as determined in accordance with Plan terms by the Executive Compensation Committee (the "Committee") of the Board of Directors of the Corporation; and

         WHEREAS, the Corporation has reserved 100,000 shares of Common Stock for distribution pursuant to the Plan; and

         WHEREAS, the Committee has authority to administer and amend the Plan;

         NOW, THEREFORE, IT IS DECLARED, that, effective as of ______________ ___, 19__, the Plan shall be amended as follows:

         1. The Plan is hereby amended to add new Section 2.7.1 immediately following Section 2.7, as follows:

                  "2.7.1. Common Stock. "Common Stock" means the common stock of the Company."

                  2. Section 2.9 of the Plan shall be deleted in its entirety and the following shall be inserted in lieu thereof:

                           "2.9. Distribution. Distribution means the payment
                  in cash or shares of the Common Stock and/or the deferral amount payable in cash or shares of Common Stock resulting from a Bonus Award or a Bonus Bank or from a combination thereof."

                  3.       The Plan is hereby amended to add a new Section
2.16.1 immediately following Section 2.17, as follows:

                           "2.16.1 Fair Market Value. The "Fair Market Value"
                  per share of the Common Stock shall be determined in good faith by the Committee in accordance with the following provisions: (i) if the shares of Common Stock are listed for trading on the New York Stock Exchange or the American Stock Exchange or included in the Nasdaq National Market, the Fair Market Value shall be the closing sales price of the shares on the New York Stock Exchange or the American Stock Exchange or as reported in the Nasdaq National Market (as applicable) on the date immediately preceding the date as of which the valuation is being made, or if there is no transaction on such date, then on the trading date nearest preceding such date for which closing price information is available and, provided further, if the shares are quoted on the Nasdaq national market, the Fair Market Value shall be the mean between the high bid and low asked quotations in the Nasdaq stock market on the date immediately preceding the date as of which the valuation is being made; or (ii) if the shares of Common Stock are not listed or reported in any of the foregoing, then Fair Market Value shall be determined by the Committee in accordance with the applicable provisions of
                  Section 20.2031-2 of the Federal Estate Tax Regulations, or in any other manner consistent with the Internal Revenue Code of 1986, as amended, and accompanying regulations."

         4. The Plan is hereby amended to add a Section 5.4 immediately following Section 5.3:

                  "5.4  Form of Distributions.

                           (i) The Committee shall have sole discretion to determine whether distributions which are otherwise due and payable shall be paid in cash or shares of Common Stock and to determine whether such distributions shall be paid on a current basis or on a deferred or installment basis (subject to the provisions of Section 4.7 herein). The Committee shall also have sole discretion to determine whether, and to what extent, interest shall accrue on distributions that are paid on a deferred or installment basis.

                           (ii) Distributions that are made in the form of Common Stock shall be valued so that the Fair Market Value of such shares of Common Stock equals that portion of the dollar value of the participant's Bonus Award or

                  Bonus Bank which the Committee has determined shall be paid in Common Stock. Valuation of the Common Stock shall be made on the first trading day in December of each year. Certificates for shares of Common Stock which are due and distributable to a participant shall be issued to the participant (or his beneficiary) as soon as practicable following the date such distributions are due.

                           (iii) The distribution of shares of Common Stock shall be subject to all applicable laws, rules and regulations, and to such approval by any governmental or other agencies, as may be required. No shares of Common Stock shall be issued or distributed under the Plan unless and until all legal requirements applicable to such issuance or distribution have, in the opinion of counsel to the Company, been complied with. In connection with any such issuance, distribution or transfer, the person acquiring shares of Common Stock shall, if requested by the Company, give assurances satisfactory to the Company in respect to such matters as the Company may deem desirable to assure compliance with all applicable legal requirements.

                           (iv) To the extent required pursuant to Rule 16b-3 adopted under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any successor statute or rule, distributions in the form of Common Stock to persons subject to Section 16 of the Exchange Act may not be disposed of for a period of six months from the date of distribution of such shares of Common Stock."

        5. The following sentence shall be added to Section 7.1 after the last sentence of such section, with the remainder of Section 7.1 being unchanged:

                  "Notwithstanding the foregoing, the Company may elect to segregate assets in a trust or otherwise for the purpose of making payments under the Plan, but such assets shall remain subject to the claims of creditors of the Company and participants shall have no interest in or claim against such assets as beneficiaries or otherwise."

         IN WITNESS WHEREOF, this Declaration of Amendment is executed on behalf of Insteel Industries, Inc. as of the day and year first above written.

                                      INSTEEL INDUSTRIES, INC.

                                      By:
                                         --------------------------------------
                                         [PRESIDENT AND CHIEF EXECUTIVE OFFICER]

ATTEST:




Secretary


[Corporate Seal]

                                                                        APPENDIX


                                     PROXY
                           INSTEEL INDUSTRIES, INC.
              1373 Boggs Drive - Mount Airy, North Carolina 27030

                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                                February 3, 1998

Howard O. Woltz, Jr. and H. O. Woltz III, and each of them, are appointed as agents of the undersigned to vote as proxies for the undersigned, with full power of substitution, at the Annual Meeting of Shareholders to be held on Tuesday, February 3, 1998, and at any adjournment thereof, as follows:

(1) ELECTION OF THREE DIRECTORS                     [ ] WITHOLD AUTHORITY to vote for all
    [ ] VOTE FOR all nominees listed below              nominees listed below
     (except as marked to the contrary)

            Nominees: Howard O. Woltz, Jr., C. Richard Vaughn, Louis E. Hannen

INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name
(2) To approve issuance of shares of the Company's Common Stock to certain employees of the Company as partial payment of bonuses under the Company's Return on Capital Incentive Compensation Plan.

                [ ] VOTE FOR           [ ] VOTE AGAINST           [ ] ABSTAIN

 PLEASE SIGN AND RETURN IN THE ENCLOSED POSTAGE-PAID ENVELOPE. SEE OTHER SIDE.
                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

                          (CONTINUED FROM OTHER SIDE)

(3) To approve issuance of shares of the Company's Common Stock to nonemployee directors as partial payment of their annual retainer fee under the Company's Director Compensation Plan.

                  [ ] VOTE FOR     [ ] VOTE AGAINST          [ ] ABSTAIN

(4) To vote, in the discretion of said agents, upon such other business as may properly come before the meeting.


This proxy is solicited on behalf of the Board of Directors and will be voted in accordance with the specifications made. IF NO CHOICE IS INDICATED ABOVE WITH RESPECT TO ANY MATTER WHERE A BALLOT IS PROVIDED, THE PROXY WILL BE VOTED FOR SUCH MATTER.

Dated
     ---------------------------                  -----------------------------

                                                  -----------------------------

                                                  -----------------------------
                                                            SIGNATURES

                                                  NOTE: Please date and sign
                                                  exactly as the name appears
                                                  hereon. If stock is registered
                                                  in more than one name, each
                                                  holder should sign.

               IMPORTANT! PLEASE SIGN, DATE AND RETURN PROMPTLY.